Exhibit 99.1

NEXGEL Preannounces Expected Record Third Quarter 2024 Revenue of

$2.85 Million, an Increase of Approximately 133% Year-Over-Year and 98% Sequentially

LANGHORNE, Pa. – October 10, 2024 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced preliminary, unaudited expected record revenue for the third quarter 2024 of approximately $2.85 million, an increase of approximately 133% year-over-year and approximately 98% quarter-over-quarter, respectively, as well as an increase of approximately 30% over the Company’s previously issued July third quarter revenue guidance of $2.20 million.

“We are pleased to announce yet another record revenue quarter, surpassing our internal forecasts in both branded consumer products and contract manufacturing,” said Adam Levy, NEXGEL’s CEO. “Our branded consumer product sales have seen significant growth year-over-year and quarter-over-quarter in all three brands led by our beauty brand Silly George. Additionally, our contract manufacturing segment has returned to more normalized revenue levels following our recent expansion initiatives, which included doubling our square footage and installing state-of-the-art automated machinery and related clean room facilities. We anticipate continued positive momentum will carry into the fourth quarter during which our first order of SilverSeal will also be delivered to Cintas.”

NEXGEL will report its financial results for the third quarter 2024 on or before November 14, 2024 and will host a conference call the same day.

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Preliminary Third Quarter 2024 Results

This press release sets forth certain preliminary estimates of financial and operating results that we expect to report for the third quarter ended September 30, 2024. We are currently in the process of finalizing our financial results for the September 30, 2024 third quarter, and the preliminary estimated financial information presented above reflects various assumptions and estimates based upon preliminary information available to us as of the date of this press release. This information should not be viewed as a substitute for full unaudited financial statements prepared in accordance with accounting principles generally accepted in the United States for the third quarter ended September 30, 2024. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information. As a result, it remains in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures. In addition, final adjustments and other developments may arise that would require us to make material adjustments to this preliminary financial information. Therefore, our actual results may differ materially from the current expectations expressed in this release.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements, including but not limited to our anticipation of continued positive financial momentum in the fourth quarter of 2024, involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

NEXGEL@KCSA.Com